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INDEPENDENT AUDITORS' CONSENT                                         Exhibit 23



We consent to the incorporation by reference in Registration Statement Nos. 33-38925, 33-56227, 333-44825, 333-44819, 333-43028 and 333-43804 of New England
Business Service, Inc. on Form S-8 of our report dated July 31, 2001, appearing in this Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 30, 2001.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 4, 2001